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                                                           EXHIBIT NO. 99.1(g)


                             MFS SERIES TRUST I


                          CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                            REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS Series Trust I (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, pursuant to Section 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended (the "Declaration"), hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Aggressive Growth Fund shall be redesignated as MFS Strategic Growth Fund.

           IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this certificate of amendment to the Declaration of Trust, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 9th day of April, 1997.


                                                      WALTER E. ROBB, III
A. Keith Brodkin                                      Walter E. Robb, III
76 Farm Road                                          35 Farm Road
Sherborn, MA  01770                                   Sherborn,  MA  01770



RICHARD B. BAILEY                                     ARNOLD D. SCOTT
Richard B. Bailey                                     Arnold D. Scott
63 Atlantic Avenue                                    20 Rowes Wharf
Boston,  MA  02110                                    Boston, MA  02110



MARSHALL N. COHAN                                     JEFFREY L. SHAMES
Marshall N. Cohan                                     Jeffrey L. Shames
2524 Bedford Mews Drive                               38 Lake Avenue
Wellington,  FL  33414                                Newton, MA  02159
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LAWRENCE H. COHN                                      J. DALE SHERRATT
Lawrence H. Cohn                                      J. Dale Sherratt
45 Singletree Road                                    86 Farm Road
Chestnut Hill,  MA  02167                             Sherborn, MA  01770



SIR J. DAVID GIBBONS                                  WARD SMITH
Sir J. David Gibbons                                  Ward Smith
"Leeward"                                             36080 Shaker Blvd
5 Leeside Drive                                       Hunting Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771